Exhibit 99.8
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials gross profit)

3 Month Rolling Average (%)*

	2009	2010	2011	2012	2013
January	17.1	16.5	13.0	16.5	14.5
February	17.9	16.2	10.9	14.3	14.0
March	19.5	16.5	12.0	14.6	14.6
April	19.0	16.8	12.8	15.0	16.0
May	18.0	16.6	13.7	16.9	18.2
June	16.9	16.7	13.0	18.1	18.7
July	17.4	16.9	13.0	19.2	18.3
August	17.0	17.9	12.4	17.8	17.2
September	16.0	12.8	12.4	14.3
October	16.7	12.6	15.4	13.6
November	17.8	11.5	18.5	12.9
December	18.4	14.6	19.2	15.6

12 Month Rolling Average (%)*

	2009	2010	2011	2012	2013
January	16.6	17.4	14.8	14.6	15.6
February	16.5	17.2	14.3	14.8	15.5
March	16.6	16.9	14.1	15.0	15.6
April	16.5	16.9	13.9	15.1	15.9
May	16.3	16.9	13.6	15.8	15.9
June	16.4	16.9	13.1	16.2	15.8
July	16.8	16.8	12.8	16.7	15.7
August	17.1	17.1	12.2	17.0	15.7
September	17.0	16.0	13.1	16.6
October	17.5	15.6	13.7	16.1
November	17.7	15.4	14.1	15.7
December	17.7	15.1	14.4	15.6

*NOTE:  Information from June 2013 has been adjusted to exclude a $17 million charge related to a lower of cost or market adjustment within the Elastomers line of business.  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's Elastomers business that was acquired on August 23, 2011.